Exhibit 107

CALCULATION OF FILING FEE TABLE

Form F-3

(Form Type)

Mega Matrix Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Type(4)	Fee Calculation Rate Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Primary Offering
Fees paid	Equity	Class A Ordinary Shares, $0.001 par value	457(o)		(1)(2)		(4)		(3)(4)	—	—
	Equity	Preferred Shares, $0.001 par value	457(o)		(1)(2)		(4)		(3)(4)	—	—
	Debt	Debt securities	457(o)		(1)(2)		(4)		(3)(4)	—	—
	Other	Warrants	457(o)		(1)(2)		(4)		(3)(4)	—	—
	Other	Units	457(o)		(1)(2)		(4)		(3)(4)	—	—
	Unallocated (Universal) Shelf(1)	-	457(o)		(1)(2)		(4)	$250,000,000		$153.10 per $1,000,000	$38,275.00

Secondary Offering
Fees to be Paid	Equity	Class A Ordinary Shares, $0.001 par value, underlying warrants	457(c)	1,397,727	(2)	$1.35	(5)	$1,886,931.45		$153.10 per $1,000,000	$288.89

	Total Offering Amount							$251,886,931.45			$38,563.89
	Total Fees Previously Paid										$38,275.00
	Total Fee Offsets(6)										$288.89
	Net Fees Due										—

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Aggregate Offering Amount Associated with Fee Offset Claimed		Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims(7)	Mega Matrix Corp.	S-3	333-281747	Aug. 23, 2024		$288.89	Equity	Class A ordinary shares, par value $0.001, underlying warrants	1,397,727	$4,211,078.63	(6)
Fee Offset Sources(7)	Mega Matrix Corp.	S-3	333-281747		Aug. 23, 2024							$150.72
	Mega Matrix Corp.	S-3	333-278877		April 23, 2024							$138.17

(1)	There are being registered hereunder such indeterminate number or amount, as the case may be, of (i) class A ordinary shares, (ii) preferred shares, (iii) debt securities, (iv) warrants and/or (v) units consisting of some or all of these securities in any combination, as may be sold from time to time by the registrant. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. There are also being registered hereunder an indeterminable number of class A ordinary shares and debt securities as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. Except as provided in Rule 426(b) under Securities Act of 1933, in no event will the aggregate offering price of all types of securities issued by the Registrant pursuant to this registration statement exceeds $250,000,000.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any share sub-division, share capitalization or similar transaction.

(3)	Includes consideration to be received by the Registrant, if applicable, for registered securities that are issuable upon exercise, conversion or exchange of other registered securities.

(4)	Pursuant to General Instruction II.C. of Form F-3, the table lists each of the classes of securities being registered and the aggregate proceeds to be raised, but does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit, and proposed maximum aggregate offering price.

(5)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The price shown is the average of the high and low selling price of the class A ordinary shares on January 21, 2025, which is a date within 5 business days prior to the date of filing of this Registration Statement, as reported on the NYSE American.

(6)	Estimated on a pro rata basis of the aggregate offering amount registered thereunder.

(7)	Pursuant to Rule 457(p) under the Securities Act, the Registrant is applying a portion of the previously paid registration fee from its predecessor, Mega Matrix Corp., to offset the $288.89 registration fee due under this Registration Statement. This fee relates to the registration of 1,397,727 unsold securities originally registered under Mega Matrix Corp.’s Form S-3 (File No. 333-281747), filed on August 23, 2024, which was later terminated due to a redomicile merger. A total of 2,079,545 shares were registered under this registration statement, of which 1,397,727 shares remain unsold. The Registrant had paid $150.72 and applied an offset of $470.84 against another registration statement on Form S-3 (File No. 333-278877), which was filed by Mega Matrix Corp. on April 23, 2024, but was never declared effective. No sales of securities occurred under this registration statement, and the Registrant requested its withdrawal on August 19, 2024.

As a result, the total calculated registration fee of $288.89 is fully offset, and no additional fee is due with this Registration Statement.